CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 2000 (except for Note 11 as to which the date is March 22, 2000) included in TechSys, Inc.'s (formerly Continental Choice Care, Inc.) Form 10-KSB/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                           ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 7, 2000